     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 2000
                                                   REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             ----------------------

                               CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------


             CALIFORNIA                                     77-0059951
   (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                              170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                                JOHN T. CHAMBERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CISCO SYSTEMS, INC.
                              255 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000

          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                    Copy to:

                             THERESE A. MROZEK, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                              TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160

                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
       Title of Each               Amount          Proposed Maximum    Proposed Maximum         Amount
    Class of Securities             to Be         Aggregate Offering       Aggregate        of Registration
     to be Registered            Registered       Price Per Share(1)   Offering Price(1)          Fee
-------------------------------------------------------------------------------------------------------------
COMMON STOCK,                     1,395,492            $100.88          $140,777,232.96       $37,165.19
$0.001 PAR VALUE PER SHARE
=============================================================================================================

(1) The price of $100.88, the average of the high and low prices of Cisco's common stock on the Nasdaq Stock Market's National Market on January 5, 2000, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

                             ----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED JANUARY 7, 2000

PRELIMINARY PROSPECTUS

                                1,395,492 SHARES

                               CISCO SYSTEMS, INC.

                                  COMMON STOCK

        This prospectus relates to the public offering, which is not being underwritten, of 1,395,492 shares of our Common Stock which is held by some of our current shareholders.

        The prices at which such shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

        Our Common Stock is quoted on the Nasdaq National Market under the symbol "CSCO." On January 5, 2000, the average of the high and low price for the Common Stock was $100.88.

        Investing in our Common Stock involves risks. See the sections entitled "Risk Factors" in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties that you should consider.

                         -------------------------------

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                         -------------------------------



                 The date of this Prospectus is January  , 2000.

        No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Cisco Systems, Inc. (referred to in this prospectus as "Cisco" or the "Registrant"), any selling shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from our web site at http://www.cisco.com or at the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13a, 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

               (a) Annual Report on Form 10-K for the fiscal year ended July 31, 1999, filed September 28, 1999, including certain information in Cisco's Definitive Proxy Statement in connection with Cisco's 1999 Annual Meeting of Shareholders and certain information in Cisco's Annual Report to Shareholders for the fiscal year ended July 31, 1999;

               (b) Cisco's Quarterly Report on Form 10-Q for the quarter ended October 30, 1999;

               (c) Cisco's Current Report on Form 8-K filed December 22, 1999;

               (d) Cisco's Current Report on Form 8-K filed December 15 , 1999;

               (e) Cisco's Current Report on Form 8-K filed November 17, 1999;

               (f) The description of Cisco common stock contained in its registration statement on Form 8-A filed January 8, 1990, including any amendments or reports filed for the purpose of updating such descriptions; and

               (g) The description of Cisco's Preferred Stock Purchase Rights, contained in its registration statement on Form 8-A filed on June 11, 1998, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

               Larry R. Carter
               Senior Vice President, Chief Financial Officer and Secretary Cisco Systems, Inc.
               255 West Tasman Drive
               San Jose, CA 95134
               408-526-4000

        You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                                   THE COMPANY

        Cisco's principal executive offices are located at 255 West Tasman Drive, San Jose, California 95134. Cisco's telephone number is (408) 526-4000.

                              PLAN OF DISTRIBUTION

        Cisco is registering all 1,395,492 shares (the "Shares") on behalf of certain selling shareholders. All of the shares either originally were issued by us or will be issued upon exercise of options to acquire shares of our common stock in connection with our acquisition of V-Bits, Inc. We merged with V-Bits, Inc. and we were the surviving corporation. Cisco will receive no proceeds from this offering. The Selling Shareholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (collectively, the "Selling Shareholders") may sell the shares from time to time. The Selling Shareholders will act independently of Cisco in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

        - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

        - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

        - an exchange distribution in accordance with the rules of such exchange,

        - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

        -   in privately negotiated transactions.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

        The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

        Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the

Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Shareholders have advised Cisco that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Shareholders.

        The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders. Cisco will make copies of this prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

        Cisco will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

        - the name of each such Selling Shareholder and of the participating broker-dealer(s),

        -   the number of shares involved,

        -   the price at which such shares were sold,

        - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

        - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

        -   other facts material to the transaction.

        In addition, upon being notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, Cisco will file a supplement to this prospectus.

        Cisco will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders have agreed to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS

        The following table sets forth the number of shares owned by each of the Selling Shareholders. None of the Selling Shareholders has had a material relationship with Cisco within the past three years other than as a result of the ownership of the shares or other securities of Cisco. No estimate can be given as to the amount of shares that will be held by the Selling Shareholders after completion of this offering because the Selling Shareholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the Selling Shareholders named below.

                                                   Number of Shares   Percent of       Number of Shares
                                                     Beneficially     Outstanding        Registered for
Name of Selling Shareholder                             Owned            Shares          Sale Hereby(1)
---------------------------                        ----------------   -----------      ----------------
Jacob Yu                                                   972             *                    972

Bedrock Capital Partners I, L.P.                       152,098             *                152,098

Camille Jayne                                            2,385             *                  2,385

Caren H. Chen                                           10,603             *                 10,603

Christina H. Chen                                       10,603             *                 10,603

Colleen Y. Chen                                         10,603             *                 10,603

Credit Suisse First Boston Bedrock Fund, L.P.            6,372             *                  6,372

Current Ventures Group, LTD                             25,488             *                 25,488

Current Ventures Group, Ltd.                             2,886             *                  2,886

Current Ventures II Limited                             12,562             *                 12,562

Douglas Hu (Hu Chiu Chiang)                             13,090             *                 13,090

EDB Ventures 2 PTE, LTD                                 33,768             *                 33,768

Fang Wu                                                146,325             *                146,325

Francesco Ruggeri                                       10,603             *                 10,603

Gary M. Lauder                                          16,884             *                 16,884

Godfrey and Peggy Fong, Trustees of the Godfrey          3,180             *                  3,180
Fong and Peggy Fong Trust u/a dated 8/8/84

Godfrey Fong                                             7,421             *                  7,421

Huai-Yu Pei                                              1,060             *                  1,060

Jack Huang (Santi Vongsuksiri)                          13,090             *                 13,090

Jamshid Birang                                           4,241             *                  4,241

                                                   Number of Shares   Percent of       Number of Shares
                                                     Beneficially     Outstanding        Registered for
Name of Selling Shareholder                             Owned            Shares          Sale Hereby(1)
---------------------------                        ----------------   -----------      ----------------
Jang Liu                                                13,090             *                 13,090

Ji Zhang and Zeyu Pei, Trustees of the                  93,309             *                 93,309
Zhang-Pei Living Revocable Trust

Jiangang Ding                                            2,120             *                  2,120

Jinbo Lin                                                2,862             *                  2,862

John O'Shea                                             18,466             *                 18,466

Jue-Min Pei                                             14,844             *                 14,844

KLM Capital Partners Fund, L.P.                         73,773             *                 73,773

Kwong Soon Chay                                        216,514             *                216,514

Lawrence Grunewald                                      13,784             *                 13,784

Leadtek Research, Inc.                                  26,181             *                 26,181

Leo Huang (Huang Chin Ming)                             26,181             *                 26,181

Lian-Shi Gao                                            14,844             *                 14,844

Michael Chen                                             2,297             *                  2,297

Michael DeBlauw                                         12,723             *                 12,723

Michael Moone                                           78,046             *                 78,046

Peter Mok                                                3,180             *                  3,180

Raymond Tam                                              5,010             *                  5,010

Sangeeta Ramakrishnan                                    2,120             *                  2,120

Santi Vongsuksiri (Jack Huang)                           5,301             *                  5,301

Scott Stovall                                            7,621             *                  7,621

Shi-Jun Zhang                                           14,844             *                 14,844

TGI Fund III, LLC                                       67,537             *                 67,537

Thomas S. Volpe                                          3,376             *                  3,376

Timothy P. Savageaux                                     1,688             *                  1,688

                                                   Number of Shares   Percent of       Number of Shares
                                                     Beneficially     Outstanding        Registered for
Name of Selling Shareholder                             Owned            Shares          Sale Hereby(1)
---------------------------                        ----------------   -----------      ----------------

Tom Elliot                                               1,060             *                  1,060

Tom Elliott                                              3,711             *                  3,711

VBW Employee Bedrock Fund, L.P.                          5,306             *                  5,306

Wen-Hsiung Chen                                         61,101             *                 61,101

Y. H. Michael Pao                                        5,301             *                  5,301

Yi-Ho Michael Pao                                       42,413             *                 42,413

Yi-Tong Tse                                              9,462             *                  9,462

Yonghui Ma                                              44,533             *                 44,533

Yuchine Yu as Custodian of Naomi Yu u/t/a                1,060             *                  1,060

Yuchine Yu as Custodian of Yasmine Yu u/t/a              1,060             *                  1,060

Yuen-Wen Lee                                             1,696             *                  1,696

Zhi-Lan Zhang                                           14,844             *                 14,844

Total                                                1,395,492                            1,395,492
--------------

--------------
* Represents beneficial ownership of less than one percent.

(1) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Cisco's outstanding shares of common stock.

                                  LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for Cisco by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                     EXPERTS

        The consolidated financial statements of Cisco Systems, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended July 31, 1999 and supplementary consolidated financial statements as of July 31, 1999 and July 25, 1998 and for each of the three years in the period ended July 31, 1999 incorporated in this prospectus by reference to the Current Report on Form 8-K dated December 15, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

================================================================================

We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

                               -----------------

                               TABLE OF CONTENTS

                                                             PAGE
            Where You Can Find More Information...............3
            The Company.......................................4
            Plan of Distribution..............................4
            Selling Shareholders..............................6
            Legal Matters.....................................9
            Experts...........................................9





                               CISCO SYSTEMS, INC.

                                1,395,492 SHARES
                                 OF COMMON STOCK



                                -----------------
                                   PROSPECTUS
                                -----------------



                                 JANUARY   , 2000

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Cisco in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.


                 SEC Registration Fee                 $37,165.19
                 Legal Fees And Expenses               15,000.00
                 Accounting Fees And Expenses           5,000.00
                 Printing Fees                          5,000.00
                 Transfer Agent Fees                    5,000.00
                 Miscellaneous                         11,000.00

                     Total                            $78,165.19

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. Cisco's Restated Articles of Incorporation, as amended, and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, Cisco has entered into indemnification agreements with each of its directors and officers.

ITEM 16. EXHIBITS

2.1     Agreement of Merger between Cisco Systems, Inc. and V-Bits, Inc.

5.1     Opinion of Brobeck, Phleger & Harrison LLP

23.1    Consent of PricewaterhouseCoopers LLP

23.2 Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of Brobeck, Phleger & Harrison LLP filed as Exhibit 5.1 hereto)

24.1    Power of Attorney (included on page II-3 of this registration statement)

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on this 7th day of January, 2000.

                                   CISCO SYSTEMS, INC.

                                   By     /s/  JOHN T. CHAMBERS
                                          ----------------------------------
                                          John T. Chambers,
                                          President, Chief Executive Officer
                                          and Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of Cisco and in the capacities and on the dates indicated:

SIGNATURES                                             TITLE                        DATE
/s/ JOHN T. CHAMBERS                     President, Chief Executive            January 7, 2000
--------------------------------         Officer and Director
    John T. Chambers                     (Principal Executive Officer)



/s/ LARRY R. CARTER                      Senior Vice President, Finance        January 7, 2000
--------------------------------         and Administration, Chief
    Larry R. Carter                      Financial Officer and Secretary
                                         (Principal Financial and
                                         Accounting Officer)



/s/ JOHN P. MORGRIDGE                    Chairman of the Board and Director    January 7, 2000
--------------------------------
    John P. Morgridge



/s/ DONALD T. VALENTINE                  Vice Chairman and Director            January 7, 2000
--------------------------------
    Donald T. Valentine

SIGNATURES                                             TITLE                        DATE

/s/ JAMES F. GIBBONS                                  Director                 January 7, 2000
--------------------------------
    James F. Gibbons



/s/ STEVEN M. WEST                                    Director                 January 7, 2000
--------------------------------
    Steven M. West



/s/ EDWARD R. KOZEL                                   Director                 January 7, 2000
--------------------------------
    Edward R. Kozel



/s/ CAROL A. BARTZ                                    Director                 January 7, 2000
--------------------------------
    Carol A. Bartz



/s/ JAMES C. MORGAN                                   Director                 January 7, 2000
--------------------------------
    James C. Morgan



/s/ MARY CIRILLO                                      Director                 January 7, 2000
--------------------------------
    Mary Cirillo



/s/ ARUN SARIN                                        Director                 January 7, 2000
--------------------------------
    Arun Sarin

                                INDEX TO EXHIBITS

      Exhibit                    Exhibit Title
      Number

        2.1    Agreement of Merger between Cisco Systems, Inc. and V-Bits, Inc.

        5.1    Opinion of Brobeck, Phleger & Harrison LLP

        23.1   Consent of PricewaterhouseCoopers LLP

        23.2 Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of BPH filed as Exhibit 5.1)

        24.1 Power of Attorney (included on page II-3 of this registration statement)